Hanger Reports Second Quarter 2022 Financial Results

AUSTIN, Texas, August 8, 2022 - Hanger, Inc. (NYSE: HNGR), a leading provider of orthotic and prosthetic (O&P) patient care services and solutions, today announced its financial results for the second quarter and six months ended June 30, 2022.
Financial Highlights

•Net revenues were $312.0 million for the three months ended June 30, 2022, compared to $280.8 million for the same period in 2021, reflecting growth of 11.1 percent. Patient Care same clinic revenue growth per day was 6.2 percent during the period.
•Net income was $10.1 million for the three months ended June 30, 2022, compared to $10.2 million for the same period in 2021. Income from operations was $20.8 million for the quarter compared to $20.1 million for the same period in 2021.
•Adjusted EBITDA was $35.5 million in the second quarter of 2022, compared to $31.0 million for the same period in 2021, reflecting an increase of $4.5 million, or 14.5 percent.
•GAAP diluted earnings per share was $0.26 for the second quarter of each of 2022 and 2021. Adjusted diluted earnings per share was $0.35 for the three months ended June 30, 2022, compared to $0.27 for the same period in 2021.
Segment Results for Three Months Ended June 30, 2022
Patient Care Segment
For the three months ended June 30, 2022, Patient Care net revenues were $265.7 million, an increase of $28.9 million, or 12.2 percent, compared to the same period in 2021. For the three month period, acquisitions of O&P clinics that were consummated in 2021 and 2022 contributed $13.7 million of incremental revenue.
Net same clinic revenue on a day-adjusted basis grew 6.2 percent during the second quarter of 2022 compared to the same quarter in the prior year period. Patient Care results benefited from the continued improvement in patient volumes compared to the decreased levels of demand experienced due to the COVID pandemic during the same period in 2021.
During the second quarter, excluding the effect of acquisitions, net revenue from prosthetics grew 8.9 percent and net revenue from orthotics grew 3.0 percent, each compared to the prior year period. Prosthetics comprised 55.1 percent of Patient Care segment net revenue for the quarter, compared to 53.7 percent in the same period of 2021. Income from operations in the Patient Care segment was $40.5 million during the second quarter of 2022, an increase of $0.9 million compared to the $39.6 million reported in the prior year.
Payor disallowances and patient non-payment were 4.4 percent of gross charges during the second quarter of 2022 which compared to 3.4 percent during the second quarter of 2021, resulting in an approximate

$2.8 million comparative decrease to revenue, income from operations, and Adjusted EBITDA during the second quarter of 2022.
Adjusted EBITDA for the segment was $47.8 million, which reflected a $2.9 million increase compared to the second quarter of 2021. Adjusted EBITDA margin in the segment totaled 18.0 percent compared to 18.9 percent during the second quarter of 2021.

Products & Services Segment
For the three months ended June 30, 2022, Products & Services net revenues totaled $46.4 million, reflecting an increase of 5.3 percent compared with the same period in 2021. Revenue from the distribution of O&P componentry totaled $36.0 million, reflecting growth of $2.7 million, or 8.1 percent. Therapeutic solutions revenue in the second quarter totaled $10.4 million, a decline of $0.4 million, or 3.5 percent.
Income from operations for the Products & Services segment was $4.5 million in the second quarter of 2022 compared to $3.4 million in the same period of 2021. Adjusted EBITDA for the segment totaled $7.1 million for the second quarter of 2022, a $1.4 million increase compared with the same period of 2021. Adjusted EBITDA margin in the segment increased to 15.3 percent compared to 12.8 percent during the second quarter of 2021.

Corporate & Other
Expenses associated with corporate and other activities increased by $1.3 million to $24.3 million for the quarter ended June 30, 2022 compared to the same period in 2021. Excluding the effects of equity-based compensation, severance expense, depreciation and amortization, and acquisition-related expense, the net cost of corporate and other activities decreased by $0.1 million to $19.4 million in the second quarter of 2022.

Net Income; Interest Expense
Interest expense totaled $7.5 million for the three month period ended June 30, 2022, an increase of $0.4 million from the prior year period on higher interest rates.
For the three month period ended June 30, 2022, net income was $10.1 million compared with $10.2 million for the same period in 2021. GAAP diluted income per share was $0.26 per share in 2022 and 2021, respectively. Adjusted diluted income per share was $0.35 for the three months ended June 30, 2022, compared to $0.27 per share for the same period in 2021.

Net Cash Used In Operating Activities; Liquidity
Cash flows provided by operating activities for the six months ended June 30, 2022 were $30.9 million compared to cash flows used in operating activities of $9.3 million for the same period in 2021. The Company's days sales outstanding were 44 days as of June 30, 2022.

During the quarter, the Company repaid $35.0 million in principal on its Term Loan B indebtedness. As of June 30, 2022, the Company had liquidity of $154.2 million, comprised of $24.4 million in cash and cash equivalents, and $129.8 million in available borrowing capacity under its revolving credit facility.

Transaction with Patient Square Capital
On July 21, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hero Parent, Inc., a Delaware corporation (“Parent”), and Hero Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are indirect subsidiaries of funds managed and advised by Patient Square Capital, a dedicated health care investment firm. The Merger Agreement provides, among other things and subject to the terms and conditions set forth therein, that Merger Sub will be merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”). At the Effective Time (as defined in the Merger Agreement), by virtue of the Merger, each share of common stock of the Company issued and outstanding immediately prior to the Effective Time will be converted automatically into the right to receive $18.75 per share in cash. After the Merger, Hanger’s common stock will no longer be traded on the New York Stock Exchange and will be deregistered under the Securities Exchange Act of 1934, as amended.
In light of this pending transaction, the Company will not be hosting an earnings call to discuss its results for the quarter and will not be providing or updating previously issued financial guidance.
Additional Notes
A reconciliation of GAAP and non-GAAP financial results is included in the tables provided at the back of this press release. The Company has provided certain supplemental key statistics relating to its results for certain prior periods. These key statistics are non-GAAP measures used by the Company’s management to analyze the Company’s business results that are being provided for informational and analytical context.
Accompanying supplemental information will be posted to the Investor Relations section of Hanger’s web site at investor.hanger.com.
About Hanger, Inc. – Headquartered in Austin, Texas, Hanger, Inc. (NYSE: HNGR) provides comprehensive, outcomes-based orthotic and prosthetic (O&P) services through its Patient Care segment, with approximately 875 Hanger Clinic locations nationwide. Through its Products & Services segment, Hanger distributes branded and private label O&P devices, products and components, and provides rehabilitative solutions. Recognized by Forbes as one of America’s Best Employers for 2022, and rooted in 160 years of clinical excellence and innovation, Hanger is a purpose-driven company with a vision to lead the O&P markets by providing superior patient care, outcomes, services and value, aimed at empowering human potential. For more information on Hanger, visit investor.hanger.com.

This earnings release contains statements that are forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include information concerning our liquidity and our possible or assumed future results of operations, including descriptions of our business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar words. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. We believe these assumptions are reasonable, but you should understand that these statements are not guarantees of performance or results, and our actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent releases or reports. These statements involve risks, estimates, assumptions, and uncertainties that could cause actual results to differ materially from those expressed in these statements and elsewhere in this release. These uncertainties include, but are not limited to, the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain required regulatory approvals, satisfy the other conditions to the consummation of the Merger or complete necessary financing arrangements; the risk that the Merger disrupts our current plans and operations or diverts management’s attention from its ongoing business; the effects of the Merger on our business, operating results, and ability to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom we do business; the risk that our stock price may decline significantly if the Merger is not consummated; the nature, cost and outcome of any legal proceedings related to the Merger, the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain required regulatory approvals, satisfy the other conditions to the consummation of the Merger or complete necessary financing arrangements; the risk that the Merger disrupts our current plans and operations or diverts management’s attention from its ongoing business; the effects of the Merger on our business, operating results, and ability to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom we do business; the risk that our stock price may decline significantly if the Merger is not consummated; the nature, cost and outcome of any legal proceedings related to the Merger, the financial and business impacts of COVID-19 on our operations and the operations of our customers, suppliers, governmental and private payers and others in the healthcare industry and beyond; labor shortages and increased turnover in our employee base; contractual, inflationary and other general cost increases, including with regard to costs of labor, raw materials and freight; federal laws governing the health care industry; governmental policies affecting O&P operations, including with respect to reimbursement; failure to successfully implement a new enterprise resource planning system or other disruptions to information technology systems; the inability to successfully execute our acquisition strategy, including integration of recently acquired O&P clinics into our existing business; changes in the demand for our O&P products and services, including additional competition in the O&P services market; disruptions to our supply chain; our ability to enter into and derive benefits from managed-care contracts; our ability to successfully attract and retain qualified O&P clinicians; and other risks and uncertainties generally affecting the health care industry. For additional information and risk factors that could affect the Company, see its Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the three months ended March 31, 2022, each as filed with the Securities and Exchange Commission. The information contained in this press release is made only as of the date hereof, even if subsequently made available by the Company on its website or otherwise.

Additional Information and Where to Find It

This communication relates to the proposed merger (the "Merger") of Hanger and Merger Sub pursuant to the terms of the Agreement and Plan of Merger, dated as of July 21, 2022, by and among Parent, Merger Sub and Hanger (the "Merger Agreement"). Parent and Merger Sub are indirect subsidiaries of funds managed and advised by Patient Square Capital. A special meeting of the stockholders of Hanger will be announced as promptly as practicable to seek stockholder approval in connection with the proposed Merger. Hanger has filed with the Securities and Exchange Commission ("SEC") a preliminary proxy statement and other relevant documents in connection with the proposed Merger. Stockholders of Hanger are urged to read the definitive proxy statement and other relevant materials filed with the SEC when they become available because they will contain important information about Hanger, Parent, Merger Sub and the Merger. Stockholders may obtain a free copy of these materials (when they are available) and other documents filed by Hanger with the SEC at the SEC's website at www.sec.gov, at Hanger's website at http://corporate.hanger.com or by sending a written request to our Corporate Secretary at our principal executive offices at 10910 Domain Drive, Suite 300, Austin, Texas 78758.

Participants in the Solicitation

Hanger, its directors and certain of its executive officers and employees may be deemed to be participants in soliciting proxies from Hanger's stockholders in connection with the Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Hanger's stockholders in connection with the Merger and any direct or indirect interests they have in the Merger will be set forth in Hanger's definitive proxy statement for its special stockholder meeting when it is filed with the SEC. Information relating to the foregoing can also be found in Hanger's Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 28, 2022 and Hanger's definitive proxy statement for its 2022 Annual Meeting of Stockholders (the "Annual Meeting Proxy Statement") filed with the SEC on April 7, 2022. To the extent that holdings of Hanger's securities have changed since the amounts set forth in the Annual Meeting Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

SOURCE Hanger, Inc.

Investor Relations Contact:
Asher Dewhurst
(443) 213-0503
HangerIR@westwicke.com

Table 1
Hanger, Inc.
Condensed Consolidated Statements of Operations
(Unaudited - in thousands, except share and per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Net revenues	$312,033	$280,819	$573,320	$518,289
Material costs	98,433	89,271	184,025	164,441
Personnel costs	110,275	97,549	211,950	187,429
Other operating costs	38,970	32,788	75,138	64,286
General and administrative expenses	35,444	33,110	67,886	64,013
Depreciation and amortization	8,124	8,007	16,079	16,005
Income from operations	20,787	20,094	18,242	22,115
Interest expense, net	7,524	7,152	14,909	14,492
Non-service defined benefit plan expense	160	167	320	334
Income before income taxes	13,103	12,775	3,013	7,289
Provision for income taxes	2,986	2,616	873	460
Net income	$10,117	$10,159	$2,140	$6,829

Basic and diluted per common share data:
Basic earnings per share	$0.26	$0.26	$0.05	$0.18
Weighted average shares used to compute basic income per share	39,089,865	38,647,042	38,946,937	38,458,733
Diluted earnings per share	$0.26	$0.26	$0.05	$0.17
Weighted average shares used to compute diluted income per share	39,250,735	39,208,155	39,293,775	39,216,725

Table 2
Hanger, Inc.
Condensed Consolidated Balance Sheets
(Unaudited - in thousands)

	As of June 30,	As of December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$24,380	$61,692
Accounts receivable, net	150,898	152,058
Inventories	88,018	87,462
Income taxes receivable	—	581
Other current assets	19,614	16,536
Total current assets	282,910	318,329
Non-current assets:
Property, plant, and equipment, net	81,015	82,434
Goodwill	377,164	363,554
Other intangible assets, net	25,147	25,892
Deferred income taxes	43,069	45,494
Operating lease right-of-use assets	139,009	144,491
Other assets	18,552	17,945
Total assets	$966,866	$998,139

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$15,636	$14,938
Accounts payable	67,651	63,565
Accrued expenses and other current liabilities	56,151	60,399
Accrued compensation related costs	56,795	54,465
Current portion of operating lease liabilities	34,326	33,438
Total current liabilities	230,559	226,805

Long-term liabilities:
Long-term debt, less current portion	465,022	502,307
Operating lease liabilities	117,230	124,016
Other liabilities	28,847	34,840
Total liabilities	841,658	887,968

Shareholders’ equity:
Common stock	393	389
Additional paid-in capital	376,717	373,644
Accumulated other comprehensive loss	(1,330)	(11,150)
Accumulated deficit	(249,876)	(252,016)
Treasury stock, at cost	(696)	(696)
Total shareholders’ equity	125,208	110,171
Total liabilities and shareholders’ equity	$966,866	$998,139

Table 3
Hanger, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited - in thousands)

	For the Six Months Ended June 30,
	2022	2021
Cash flows provided by (used in) operating activities:
Net income	$2,140	$6,829
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	16,079	16,005
Benefit from doubtful accounts	(68)	(292)
Share-based compensation expense	6,504	6,418
Deferred income taxes	(734)	232
Amortization of debt discounts and issuance costs	1,044	948
Gain on sale and disposal of fixed assets	(863)	(718)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	1,262	5,363
Inventories	309	(5,899)
Other current assets and other assets	(2,197)	(6,202)
Income taxes	584	57
Accounts payable	4,597	(6,577)
Accrued expenses and other current liabilities	1,606	(2,765)
Accrued compensation related costs	2,284	(21,412)
Other liabilities	(1,186)	(522)
Operating lease liabilities, net of amortization of right-of-use assets	(416)	(780)
Net cash provided by (used in) operating activities	30,945	(9,315)
Cash flows used in investing activities:
Purchase of property, plant, and equipment	(10,596)	(13,339)
Acquisitions, net of cash acquired	(12,490)	(35,349)
Purchase of therapeutic program equipment leased to third parties under operating leases	(1,358)	(870)
Proceeds from sale of property, plant, and equipment	1,392	1,332
Net cash used in investing activities	(23,052)	(48,226)
Cash flows used in financing activities:
Payment of employee taxes on share-based compensation	(3,478)	(4,560)
Payment on Seller Notes	(5,000)	(2,265)
Repayment of term loan	(36,263)	(2,525)
Payments of financing lease obligations	(515)	(529)
Payments under vendor financing arrangements	—	(1,375)
Proceeds from the exercise of options	51	371
Net cash used in financing activities	(45,205)	(10,883)
Decrease in cash and cash equivalents	(37,312)	(68,424)
Cash and cash equivalents at beginning of period	61,692	144,602
Cash and cash equivalents at end of period	$24,380	$76,178

Table 4
Hanger, Inc.
Segment Information: Revenue, EBITDA and Adjusted EBITDA
(Unaudited - in thousands)

EBITDA is defined as operating income before depreciation and amortization. Adjusted EBITDA is defined as EBITDA before certain charges, expenses associated with equity-based compensation, severance expenses, certain expenses incurred in connection with our acquisition strategy, including the pending Merger Agreement, proceeds received from grants under the Coronavirus Aid, Relief and Economy Security Act ("CARES Act") and certain other charges.

We use EBITDA and Adjusted EBITDA as measures to assess the relative level of our indebtedness and our compliance with certain debt covenants which are based on these measures. Additionally, we utilize these measures to assess our operating and financial performance. We believe that these measures enhance a user’s understanding of normal operating income excluding certain charges, depreciation and amortization.

Neither EBITDA or Adjusted EBITDA are measures of financial performance computed in accordance with Generally Accepted Accounting Principles (“GAAP”) and should not be considered in isolation nor as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as a measure of profitability or liquidity. In addition, the calculation of EBITDA and Adjusted EBITDA is susceptible to varying interpretations and calculations, and the amounts presented may not be comparable to similarly titled measures of other companies. EBITDA and Adjusted EBITDA may not be indicative of historical operating results, and we do not intend these measures to be predictive of future results of operations.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021

Net Revenue (a)
Patient Care	$265,670	$236,787	$485,488	$432,469
Products & Services	46,363	44,032	87,832	85,820
Net revenue	$312,033	$280,819	$573,320	$518,289

EBITDA (b)
Patient Care	$45,321	$44,427	$67,058	$68,292
Products & Services	6,707	5,364	11,237	11,975
Corporate & Other	(23,117)	(21,690)	(43,974)	(42,147)
EBITDA (Non-GAAP)	$28,911	$28,101	$34,321	$38,120

Adjusted EBITDA (b)
Patient Care	$47,791	$44,845	$70,850	$69,793
Products & Services	7,095	5,647	11,950	12,517
Corporate & Other	(19,430)	(19,517)	(38,426)	(37,791)
Adjusted EBITDA (Non-GAAP)	$35,456	$30,975	$44,374	$44,519

(a) Excludes intersegment revenue.
(b) EBITDA and Adjusted EBITDA are "Non-GAAP" measures. Please refer to both Table 6 and Table 7 for a reconciliation of these measures to GAAP net income.

Table 5
Hanger, Inc.
Reconciliation of Net Income and Earnings Per Share to
Adjusted Net Income and Adjusted Earnings Per Share
(Unaudited - in thousands, except share and per share amounts)

Earnings Per Share (or “EPS”) is defined as net income divided by our basic or diluted common shares during the applicable period. Adjusted EPS is defined as EPS adjusted for certain equity-based compensation charges, severance expenses, certain expenses incurred in connection with our acquisition strategy, including the pending Merger Agreement, proceeds received from grants under the CARES Act, and certain other charges.

We utilize Adjusted EPS to assess our operating and financial performance. We believe that this measure enhances a user’s understanding of normal operating results excluding certain charges.

Adjusted EPS is not a measure of financial performance computed in accordance with GAAP and should not be considered in isolation nor as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as a measure of profitability or liquidity. In addition, the calculation of Adjusted EPS is susceptible to varying interpretations and calculations, and the amounts presented may not be comparable to similarly titled measures of other companies. Adjusted EPS may not be indicative of historical operating results, and we do not intend these measures to be predictive of future results of operations.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021

Net income - as reported (GAAP)	$10,117	$10,159	$2,140	$6,829

Adjustments:
Amortization expense	1,853	1,315	3,644	2,549
Acquisition-related expenses	535	170	620	330
Hanger supply chain implementation costs	153	135	539	267
Severance expenses	1,312	—	1,446	54
Proceeds from grants under the CARES Act	—	(670)	—	(670)
California wage and hour settlement	1,288	—	1,288	—
Adjustments prior to tax effect	$5,141	$950	$7,537	$2,530

Tax effect of specified adjustments (a)	(1,393)	(678)	(1,659)	(1,897)
Adjustments after taxes	3,748	272	5,878	633

Adjusted net income (Non-GAAP)	$13,865	$10,431	$8,018	$7,462

Basic earnings per share - as reported (GAAP)	$0.26	$0.26	$0.05	$0.18
Effect of above listed specified adjustments	0.09	0.01	0.16	0.01
Adjusted basic earnings per share - as reported (Non-GAAP)	$0.35	$0.27	$0.21	$0.19

Diluted earnings per share - as reported (GAAP)	$0.26	$0.26	$0.05	$0.17
Effect of above listed specified adjustments	0.09	0.01	0.15	0.02
Adjusted diluted earnings per share - as reported (Non-GAAP)	$0.35	$0.27	$0.20	$0.19

Shares used to compute basic earnings per share	39,089,865	38,647,042	38,946,937	38,458,733
Shares used to compute diluted earnings per share	39,250,735	39,208,155	39,293,775	39,216,725

(a) “Tax effect of specified adjustments” reflects the difference between the Company's effective provision for taxes and the application of a combined federal and state statutory tax rate of 24% for the 2022 and 2021 periods to the Company's earnings from operations before taxes, after the incorporation of the identified adjustments above.

Table 6
Hanger, Inc.
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
(Unaudited - in thousands)

EBITDA is defined as operating income before depreciation and amortization. Adjusted EBITDA is defined as EBITDA before certain charges, expenses associated with equity-based compensation, severance expenses, certain expenses incurred in connection with our acquisition strategy, including the pending Merger Agreement, proceeds received from grants under the CARES Act and certain other charges.

We use EBITDA and Adjusted EBITDA as measures to assess the relative level of our indebtedness and our compliance with certain debt covenants which are based on these measures. Additionally, we utilize these measures to assess our operating and financial performance. We believe that these measures enhance a user’s understanding of normal operating income excluding certain charges, depreciation and amortization.

Neither EBITDA or Adjusted EBITDA are measures of financial performance computed in accordance with Generally Accepted Accounting Principles (“GAAP”) and should not be considered in isolation nor as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as a measure of profitability or liquidity. In addition, the calculation of EBITDA and Adjusted EBITDA is susceptible to varying interpretations and calculations, and the amounts presented may not be comparable to similarly titled measures of other companies. EBITDA and Adjusted EBITDA may not be indicative of historical operating results, and we do not intend these measures to be predictive of future results of operations.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021

Net income - as reported (GAAP)	$10,117	$10,159	$2,140	$6,829

Adjustments to calculate EBITDA:
Depreciation and amortization	8,124	8,007	16,079	16,005
Interest expense, net	7,524	7,152	14,909	14,492
Non-service defined benefit plan expense	160	167	320	334
Provision for income taxes	2,986	2,616	873	460
Adjustments - net income to EBITDA	18,794	17,942	32,181	31,291
EBITDA (Non-GAAP)	28,911	28,101	34,321	38,120

Further adjustments to calculate Adjusted EBITDA:
Equity-based compensation	3,257	3,239	6,160	6,418
Acquisition-related expenses	535	170	620	330
Hanger supply chain implementation costs	153	135	539	267
Severance expenses	1,312	—	1,446	54
Proceeds from grants under the CARES Act	—	(670)	—	(670)
California wage and hour settlement	1,288	—	1,288	—
Further adjustments - EBITDA to Adjusted EBITDA	6,545	2,874	10,053	6,399
Adjusted EBITDA (Non-GAAP)	$35,456	$30,975	$44,374	$44,519

Table 7
Hanger, Inc.
Segment Reconciliation of Income From Operations to EBITDA and Adjusted EBITDA
(Unaudited - in thousands)

EBITDA is defined as operating income before depreciation and amortization. Adjusted EBITDA is defined as EBITDA before certain charges, expenses associated with equity-based compensation, severance expenses, certain expenses incurred in connection with our acquisition strategy, including the pending Merger Agreement, proceeds received from grants under the CARES Act and certain other charges.

We use EBITDA and Adjusted EBITDA as measures to assess the relative level of our indebtedness and our compliance with certain debt covenants which are based on these measures. Additionally, we utilize these measures to assess our operating and financial performance. We believe that these measures enhance a user’s understanding of normal operating income excluding certain charges, depreciation and amortization.

Neither EBITDA or Adjusted EBITDA are measures of financial performance computed in accordance with Generally Accepted Accounting Principles (“GAAP”) and should not be considered in isolation nor as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as a measure of profitability or liquidity. In addition, the calculation of EBITDA and Adjusted EBITDA is susceptible to varying interpretations and calculations, and the amounts presented may not be comparable to similarly titled measures of other companies. EBITDA and Adjusted EBITDA may not be indicative of historical operating results, and we do not intend these measures to be predictive of future results of operations.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Patient Care
Income from operations - as reported (GAAP)	$40,538	$39,640	$57,531	$58,690
Depreciation & amortization	4,783	4,787	9,527	9,602
EBITDA (Non-GAAP)	45,321	44,427	67,058	68,292
Further adjustments to calculate Adjusted EBITDA:
Equity-based compensation	1,023	953	1,854	1,850
Hanger supply chain implementation costs	159	135	629	267
Severance expenses	—	—	21	54
Proceeds from grants under the CARES Act	—	(670)	—	(670)
California wage and hour settlement	1,288	—	1,288	—
Further adjustments - EBITDA to Adjusted EBITDA	2,470	418	3,792	1,501
Adjusted EBITDA (Non-GAAP)	47,791	44,845	70,850	69,793

Products & Services
Income from operations - as reported (GAAP)	4,528	3,401	7,035	8,077
Depreciation & amortization	2,179	1,963	4,202	3,898
EBITDA (Non-GAAP)	6,707	5,364	11,237	11,975
Further adjustments to calculate Adjusted EBITDA:
Equity-based compensation	327	283	623	542
Hanger supply chain implementation costs	(6)	—	(90)	—
Severance expenses	67	—	180	—
Further adjustments - EBITDA to Adjusted EBITDA	388	283	713	542
Adjusted EBITDA (Non-GAAP)	7,095	5,647	11,950	12,517

Corporate & Other
Loss from operations - as reported (GAAP)	(24,279)	(22,947)	(46,324)	(44,652)
Depreciation & amortization	1,162	1,257	2,350	2,505
EBITDA (Non-GAAP)	(23,117)	(21,690)	(43,974)	(42,147)
Further adjustments to calculate Adjusted EBITDA:
Equity-based compensation	1,907	2,003	3,683	4,026
Acquisition related expenses	535	170	620	330
Severance expenses	1,245	—	1,245	—
Further adjustments - EBITDA to Adjusted EBITDA	3,687	2,173	5,548	4,356
Adjusted EBITDA (Non-GAAP)	(19,430)	(19,517)	(38,426)	(37,791)
Total Adjusted EBITDA (Non-GAAP)	$35,456	$30,975	$44,374	$44,519

Table 8
Hanger, Inc.
Indebtedness
(Unaudited - in thousands)

	As of June 30,	As of December 31,
	2022	2021
Debt:
Term Loan B	$449,800	$486,063
Seller Notes	28,885	29,812
Deferred payment obligation	4,000	4,000
Finance lease liabilities and other	3,112	3,344
Total debt before unamortized discount and debt issuance costs	485,797	523,219
Unamortized discount and debt issuance costs, net	(5,139)	(5,974)
Total debt	$480,658	$517,245

Current portion of long-term debt:
Term Loan B	$5,050	$5,050
Seller Notes	9,672	8,969
Finance lease liabilities and other	914	919
Total current portion of long-term debt	15,636	14,938
Long-term debt	$465,022	$502,307

Net indebtedness:
Total debt before unamortized discount and debt issuance costs	$485,797	$523,219
Cash and cash equivalents	(24,380)	(61,692)
Net indebtedness	$461,417	$461,527

Table 9
Hanger, Inc.
Key Operating Metrics

	As of and For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021

Same clinic revenue (a):
Growth rate prior to disallowances and PNP	6.9%	18.5%	7.4%	8.7%
Growth rate on net revenue	6.2%	18.2%	6.5%	9.9%

Clinical locations:
Patient care clinics	761	723
Satellite clinics	117	112
Total clinical locations	878	835

(a) Same Clinic Revenue is computed on a per day basis. This normalizes revenue for the number of days a clinic was open in each comparable period. These measures are both non-GAAP and unaudited.